UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2010, Sunesis Pharmaceuticals, Inc. entered into an underwriting agreement, or the Underwriting Agreement, with Cowen and Company LLC and ThinkEquity LLC, in their capacity as underwriters, providing for the issuance and sale of an aggregate of 44,145,706 shares of our common stock, par value $0.0001 per share, and warrants to purchase 22,072,853 shares of our common stock. The common stock and warrants to purchase common stock will be sold in units, with each unit consisting of (i) one share of our common stock and (ii) a warrant to purchase 0.5 of a share of our common stock, at a public offering price of $0.35 per unit. The warrants will become exercisable six months after issuance at an exercise price of $0.42 per share, and will expire five years from the date of issuance.

The purchase price to be paid by the underwriters to us for the common stock and warrants will be $0.330235 per unit. The closing of the offering is expected to take place on October 6, 2010, subject to the satisfaction of customary closing conditions. We estimate that the net proceeds from the sale of the 44,145,706 units, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $14.3 million after deducting the estimated underwriting discount and estimated offering expenses payable to us.

The units are being offered and sold pursuant to a prospectus supplement dated October 1, 2010 and an accompanying base prospectus dated May 20, 2010, pursuant to our existing shelf registration statement on Form S-3 (File No. 333-166366) that was declared effective by the Securities and Exchange Commission on May 20, 2010. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in this offering is attached as Exhibit 5.1 hereto.

The foregoing descriptions of the Underwriting Agreement and the Warrants are not complete and are qualified in their entireties by reference to the full text of the Underwriting Agreement and form of Warrant, copies of which are filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding our expectations regarding the completion and anticipated proceeds of the public offering. Words such as “estimate,” “expected,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties related to the satisfaction of the conditions to the closing of the public offering. Risk factors related to us and our business are discussed under “Risk Factors” and elsewhere in our preliminary prospectus supplement dated September 30, 2010 with respect to the offering described above, Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and other filings with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 8.01.	Other Events.

On October 1, 2010, we issued a press release announcing the pricing of the offering described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 30, 2010, by and between Sunesis Pharmaceuticals, Inc. and Cowen and Company LLC.

4.1	Form of Warrant to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated October 1, 2010, entitled “Sunesis Prices $15.5 Million Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.
Dated: October 1, 2010

	By:	/S/ DANIEL N. SWISHER, JR.
Daniel N. Swisher, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 30, 2010, by and between Sunesis Pharmaceuticals, Inc. and Cowen and Company LLC.

4.1	Form of Warrant to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated October 1, 2010, entitled “Sunesis Prices $15.5 Million Offering.”